UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of the Change of Control Payment Plan

On September 16, 2010, our Board of Directors (the “Board”) approved the amendment and restatement of our Change of Control Payment Plan (the “Plan”) providing for an extension of its term through June 30, 2011. The other material terms of the Plan, which was adopted on April 3, 2009, are as previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2009 and are incorporated by reference herein.

2010 Bonus Program

On September 16, 2010, the Board approved our 2010 Bonus Program (the “2010 Bonus Program”). The 2010 Bonus Program provides our executive officers and other eligible employees the opportunity to earn cash bonuses based on the level of achievement by us of certain corporate objectives (the “Corporate Objectives”) and by each participant of certain individual performance objectives (the “Individual Objectives”) from June 30, 2010 through December 31, 2010. A participant must remain an employee through the payment date under the 2010 Bonus Program to be eligible to earn a cash bonus.

The Board approved the Corporate Objectives and assigned a weighting to each objective. The Compensation Committee of the Board (the “Compensation Committee”) shall set the Individual Objectives of our chief executive officer, as well as the Individual Objectives of the remaining executive officers based on the recommendations of the chief executive officer. The Individual Objectives of non-executive participants shall be set by each participant’s immediate supervisor.

Each eligible participant in the 2010 Bonus Program may receive a cash bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2010 (the “Bonus Targets”). Under the 2010 Bonus Program, the Bonus Targets range from 25% to 50% of a participant’s 2010 base salary for Vice President level employees and above. The bonus target percentage for each of our named executive officers is as follows:

Named Executive Officer	Bonus Target Percentage
Daniel N. Swisher, Jr. President and Chief Executive Officer	50.0%
Eric H. Bjerkholt Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	37.5
Steven B. Ketchum, Ph.D. Senior Vice President, Research and Development	37.5

The Compensation Committee will determine the degree to which the Corporate Objectives have been met after receiving the analysis and recommendations of management. Based on such determination, the Compensation Committee will adjust these Bonus Targets accordingly.

The Compensation Committee will also determine the level of achievement of the Individual Objectives by our chief executive officer based on its evaluation of the chief executive officer’s achievements and by the remaining executive officers based on the recommendations of the chief executive officer.

There is no set formula for determining the amount of bonus earned under the 2010 Bonus Program based on the achievement of the Corporate and Individual Objectives. Rather, the Compensation Committee will exercise its discretion in determining the amount of cash bonus actually earned. Payment under the 2010 Bonus Program is expected to occur in the first quarter of 2011.

Discretionary Cash Bonus

On September 16, 2010, the Board awarded Dr. Steven Ketchum, our Senior Vice President, Research and Development, a discretionary cash bonus of $30,000.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Sunesis Pharmaceuticals, Inc. Amended and Restated Change of Control Payment Plan.

10.2	Sunesis Pharmaceuticals, Inc. 2010 Bonus Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.
Dated: September 21, 2010
	By:	/s/ ERIC H. BJERKHOLT
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sunesis Pharmaceuticals, Inc. Amended and Restated Change of Control Payment Plan.

10.2	Sunesis Pharmaceuticals, Inc. 2010 Bonus Program.